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                                                                   EXHIBIT 10.9d


                                FOURTH AMENDMENT
                                     TO THE
                             STERLING CHEMICALS ESOP


                  WHEREAS, there is reserved to Sterling Chemicals, Inc. (the "Company") in Section 9.1 of the Sterling Chemicals ESOP (the "Plan") the right to amend the Plan;

                  NOW, THEREFORE, the Plan is amended effective as of November 1, 1998 as follows:

         1. Section 1.27 is amended by adding thereto the following sentence:

                  "To the extent not otherwise treated as Hours of Service, the following shall constitute Hours of Service: hours of absence from active work (i) because of occupational illness or disability not yet determined to constitute a long-term disability and (ii) if a member of a collective bargaining unit, due to a layoff not exceeding 12 months or, if earlier, the date the Participant waives his recall rights."

         2. Section 4.3(b) of the Plan is amended by adding thereto the following sentence:

                  "A Participant who is involuntarily terminated by the Employer other than for cause as part of a formal reduction in force or layoff program shall be deemed to be an "eligible Participant" on the last day of such Plan Year for purposes of sharing in the Employer Contributions or Forfeitures for that year."

         3.       Section 7.5 is amended by adding thereto a new subparagraph
                  (j) to read as follows:

                  "The Benefit Commencement Date for a Participant who continues to receive Hours of Service credited pursuant to Section 1.27 shall not occur until the date such crediting ceases."

                  All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

                  Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the see instrument.

                  This amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument which may be evidenced by any one counterpart.


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         IN WITNESS WHEREOF, the Company has executed this instrument this
_______________, 1999, effective for all purposes as of the date provided above.




                                    STERLING CHEMICALS, INC.


                                    By:
                                       ---------------------
                                    Name:
                                         -------------------
                                    Title:
                                          ------------------